UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.
     Whiting Petroleum Corporation held its annual meeting of stockholders on May 6, 2010. Of the 51,437,580 shares outstanding as of the record date, 46,688,524 shares (approximately 90.77%) were present or represented by proxy at the meeting. The Company’s stockholders approved all of management’s nominees and proposals. Specifically, the election of Thomas L. Aller and Thomas P. Briggs; the amendment to Whiting Petroleum Corporation’s certificate of incorporation to increase the number of authorized shares of common stock; and the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm were approved by the Company’s stockholders at the annual meeting of stockholders. The results of the voting on the matters submitted to the stockholders are as follows:
1.	Election of directors for terms expiring at the 2013 Annual Meeting and until their successors are duly elected and qualified.

	Shares Voted
			Broker Non-
Name of Nominee	For	Withheld	Vote
Thomas L. Aller	41,933,393	543,384	4,211,747
Thomas P. Briggs	41,961,619	515,158	4,211,747
2.	Approval of Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common stock.

Shares Voted
			Broker Non-
For	Against	Abstain	Vote
40,537,303	6,133,571	17,650	0
3.	Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2010.

Shares Voted
			Broker Non-
For	Against	Abstain	Vote
46,217,240	358,285	112,999	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: May 6, 2010	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer